Exhibit 10.7

EXECUTION COPY

CONTRIBUTION, CONVEYANCE AND

ASSUMPTION AGREEMENT

DATED AS OF

JULY 29, 2010

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the      day of             , 2010, by and among Rayonier Inc., a North Carolina corporation (“Rayonier”), and Rayonier Operating Company LLC, a Delaware limited liability company (“ROC”).

RECITALS

WHEREAS, the Board of Directors of Rayonier has authorized Rayonier to reorganize its structure (the “Restructuring”); and

WHEREAS, in connection with and as part of the Restructuring, Rayonier has formed ROC pursuant to the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and has contributed $1,000 to ROC in exchange for all of the membership interests in ROC;

WHEREAS, in connection with and as part of the Restructuring, Rayonier desires to transfer and contribute to ROC all interests in the partnerships, corporations, limited liability companies, properties and assets, tangible and intangible, held by Rayonier immediately prior to the Effective Time in exchange for the assumption, performance, satisfaction and discharge of any and all obligations and liabilities of Rayonier incurred through the Effective Time, known or unknown, contingent or fixed, and certain other consideration on the terms and conditions set forth herein.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur in the order set forth below:

1.	Rayonier will contribute 100% of the common stock of Rayonier TRS Holdings Inc., a Delaware corporation (“TRS”), to ROC;

2.	Rayonier will contribute 100% of the membership interests of Rayonier Minerals, LLC, a Delaware limited liability company (“Minerals LLC”), to ROC;

3.	Rayonier will contribute 100% of the membership interests of Rayonier Canterbury, LLC, a Delaware limited liability company (“Canterbury LLC”), to ROC;

4.	Rayonier will contribute 100% of the membership interests in Rayonier Timberlands Management, LLC, a Delaware limited liability company (“RTM LLC”), to ROC;

5.	Rayonier will contribute 100% of the limited partner interests in Rayonier Forest Resources, L.P., a Delaware limited partnership (“RFR LP”), to ROC.

6.	In exchange for the asset conveyances and capital contributions from Rayonier, ROC will (A) provide upstream guarantees to the holders of, or to the letter of credit issuer banks related to, (i) $23,110,000 aggregate principal amount of Nassau County Tax Exempt Pollution Control Private Activity Refunding Revenue Bonds, Series 2002, floating interest rate, of Rayonier due June 1, 2012 (the “Nassau County Bonds”) and (ii) $15,000,000 aggregate principal amount of Wayne County Industrial Development Authority Solid Waste Disposal Revenue Bonds, Series 2000, floating interest rate, of Rayonier due May 1, 2020 (the “Wayne County Bonds”), as appropriate, (B) assume Rayonier’s rights and obligations, if any, under the (i) loan agreement, dated as of May 1, 2002, between Nassau County, Florida and Rayonier (the “Nassau County Bonds Loan Agreement”) related to the Nassau County Bonds and (ii) loan agreement, dated as of May 1, 2000, between Wayne County Industrial Development Authority and Rayonier (the “Wayne County Bonds Loan Agreement”) related to the Wayne County Bonds, (C) agree under the Five-Year Revolving Credit Agreement among Rayonier, TRS and RFR LP, as borrowers, the several lenders party thereto and Credit Suisse, as administrative agent, dated as of August 4, 2006 (the “Credit Agreement”), to become an “Additional Borrower” (as defined in the Credit Agreement), (D) agree under the Guarantee Agreement, dated as of August 4, 2006, among Rayonier, TRS and Credit Suisse AG acting through its Cayman Islands Branch, as Administrative Agent, related to the Credit Agreement, to guarantee the obligations thereunder, (E) agree under the Guarantee Agreement, dated as of January 12, 2010, by Rayonier and CoBank, ACB, as administrative agent, related to the $75,000,000 Five-Year Term Loan Agreement, among TRS, as borrower, the several lenders party thereto and CoBank, ACB, as administrative agent, dated as of January 12, 2010 (the “Term Loan Agreement”), to guarantee the obligations of TRS thereunder, (F) become a guarantor under the Indenture (the “3.75% Exchangeable Notes Indenture”), dated as of October 16, 2007, among TRS, Rayonier and the Bank of New York Trust Company, N.A., as trustee, relating to TRS’ 3.75% Senior Exchange Notes due 2012, (G) become a guarantor under the Indenture (the “4.50% Exchangeable Notes Indenture”), dated as of August 12, 2009, among TRS, Rayonier and the Bank of New York Mellon Trust Company, N.A., as trustee, relating to TRS’ 4.50% Senior Exchange Notes due 2015 and (H) assume all debt, liabilities and obligations of Rayonier.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following capitalized terms have the meanings given below.

“3.75% Exchangeable Notes Indenture” has the meaning assigned to such term in the recitals.

“4.50% Exchangeable Notes Indenture” has the meaning assigned to such term in the recitals.

“Agreement” has the meaning assigned to such term in the opening paragraph.

“Beneficial Owner” has the meaning assigned to such term in Section 6.1.

“Canterbury LLC” has the meaning assigned to such term in the recitals.

“Contributed Assets” has the meaning assigned to such term in Section 2.1.

“Conveyed Assets” has the meaning assigned to such term in Section 4.1(a).

“Conveyancing Documents” has the meaning assigned to such term in Section 4.1(b).

“Credit Agreement” has the meaning assigned to such term in the recitals.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Effective Date” means July 29, 2010.

“Effective Time” means 12:01 a.m. Eastern Standard Time on the Effective Date.

“herein” has the meaning assigned to such term in Section 6.3.

“hereof” has the meaning assigned to such term in Section 6.3.

“hereunder” has the meaning assigned to such term in Section 6.3.

“including” has the meaning assigned to such term in Section 6.3.

“Law” or “Laws” means any and all (a) laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority or (b) non-appealable judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

“Minerals LLC” has the meaning assigned to such term in the recitals.

“Nassau County Bonds” has the meaning assigned to such term in the recitals.

“Nassau County Bonds Loan Agreement” has the meaning assigned to such term in the recitals.

“ROC” has the meaning assigned to such term in the opening paragraph.

“Rayonier” has the meaning assigned to such term in the opening paragraph.

“Rayonier Assets” has the meaning assigned to such term in Section 2.2.

“Rayonier Indebtedness” has the meaning assigned to such term in Section 3.1.

“Rayonier Indebtedness and Obligations” has the meaning assigned to such term in Section 3.1.

“Rayonier Obligations” has the meaning assigned to such term in Section 3.1.

“Restriction” has the meaning assigned to such term in Section 6.1.

“Restriction Asset” has the meaning assigned to such term in Section 6.1.

“Restructuring” has the meaning assigned to such term in the recitals.

“RFR LP” has the meaning assigned to such term in the recitals.

“RTM LLC” has the meaning assigned to such term in the recitals.

“Specific Conveyances” has the meaning assigned to such term in Section 2.3.

“Term Loan Agreement” has the meaning assigned to such term in the recitals.

“TRS” has the meaning assigned to such term in the recitals.

“Wayne County Bonds” has the meaning assigned to such term in the recitals.

“Wayne County Bonds Loan Agreement” has the meaning assigned to such term in the recitals.

ARTICLE II

TRANSACTIONS

Section 2.1 Contribution by Rayonier to ROC of Contributed Assets. Rayonier hereby contributes, transfers, assigns and conveys to ROC, its successors and assigns, for its and their own use forever, all right, title and interest of Rayonier in and to (a) all of the common stock of TRS, (b) all the limited liability company interests of each of Minerals LLC, Canterbury LLC and RTM LLC, (c) all of the limited partnership interests of RFR LP (together, (a), (b) and (c) constitute the “Contributed Assets”) and ROC hereby accepts the Contributed Assets as a capital contribution and in exchange therefor (i) agrees to provide an upstream guarantee to the holders of, or to the letter of credit issuer banks related to, the Nassau County Bonds and the Wayne County Bonds, as appropriate, (ii) agrees to assume Rayonier’s rights and obligations, if any, under the (a) Nassau County Bonds Loan Agreement and (b) Wayne County Bonds Loan Agreement, (iii) agrees to become an “Additional Borrower” under the Credit Agreement, (iv) agrees to provide a guarantee to the lenders under the respective guarantee agreements related to the Credit Agreement and the Term Loan Agreement, (v) agrees to provide a guarantee to the noteholders under the 3.75% Exchangeable Notes Indenture and to the noteholders under the 4.50% Exchangeable Notes Indenture and (vi) assumes all debt, liabilities and obligations of Rayonier as described in Article III.

TO HAVE AND TO HOLD the Contributed Assets unto ROC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging,

subject to the terms and conditions stated in this Agreement, and in all instruments of conveyance covering the Contributed Assets forever.

Section 2.2 Contribution by Rayonier to ROC of Rayonier Assets. Rayonier hereby contributes, transfers, assigns and conveys, effective as of the Effective Time, to ROC, its successors and assigns, for its and their use forever, all right, title and interest of Rayonier in and to the properties and assets, tangible and intangible fixed and contingent held by Rayonier immediately prior to the Effective Time (collectively, the “Rayonier Assets”), and ROC hereby accepts the Rayonier Assets as a capital contribution and in exchange for the assumption by ROC of all liabilities related to the Rayonier Assets.

TO HAVE AND TO HOLD the Rayonier Assets unto ROC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions of this Agreement and in all instruments of conveyance covering the Rayonier Assets forever.

Section 2.3 Specific Conveyances. To further evidence the contributions set forth in Sections 2.1 and 2.2 above, Rayonier may have executed and delivered, or may in the future execute and deliver, to ROC certain conveyance, assignment and bill of sale instruments (collectively, the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale and contribution made by this Agreement, shall not constitute a second conveyance of any assets or interests therein, and shall control over any contrary terms of this Agreement.

ARTICLE III

ASSUMPTION OF CERTAIN DEBT, LIABILITIES AND OBLIGATIONS

Section 3.1 Assumption by ROC of the Rayonier Indebtedness and Obligations. In consideration of the contributions by Rayonier to ROC as set forth in Sections 2.1 and 2.2, ROC hereby accepts and assumes: (i) all of the indebtedness of Rayonier (including the payment of all principal, interest (including interest premiums, if any) and other costs incurred from time to time with respect to the indebtedness) (the “Rayonier Indebtedness”) and (ii) all other liabilities and obligations of Rayonier (the “Rayonier Obligations” and, together with the Rayonier Indebtedness, the “Rayonier Indebtedness and Obligations”). ROC hereby agrees to perform all acts and all other obligations required by virtue of this assumption, including the satisfaction in full of all amounts due relating to all of the Rayonier Indebtedness and Obligations as they become due from time to time. In addition, ROC agrees to execute any consents, joinders, other assignment or assumption agreements, guarantee agreements or other agreements that may be necessary or requested by Rayonier to effectuate the assumption by ROC of the Rayonier Indebtedness and Obligations.

ARTICLE IV

TITLE MATTERS

Section 4.1 Encumbrances.

(a) Except to the extent provided in Article II or any other document executed in connection with this Agreement, the contribution and conveyance of the Contributed Assets and the Rayonier Assets (collectively, the “Conveyed Assets”) as reflected in this Agreement are made expressly subject to (i) all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Conveyed Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Conveyed Assets, but not otherwise, except for such matters as are specifically identified in this Agreement or the Conveyancing Documents, (ii) all matters that a current on the ground survey or visual inspection of the Conveyed Assets would reflect, (iii) the applicable liabilities assumed as described in Article III and (iv) all matters contained in the applicable provisions of Article II.

(b) To the extent that the parties have executed, or hereafter do execute, deeds, bills of sale, or other conveyance documents (collectively, the “Conveyancing Documents”), then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under the Conveyancing Documents.

Section 4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES TO THIS AGREEMENT HAS MADE, DO NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED, OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF ANY ASSET, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF ANY ASSET GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE CONVEYED ASSETS, (B) THE INCOME TO BE DERIVED FROM THE CONVEYED ASSETS, (C) THE SUITABILITY OF THE CONVEYED ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE CONVEYED ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS) OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE CONVEYED ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE CONVEYED ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE CONVEYED ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES TO THIS AGREEMENT. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES TO THIS AGREEMENT IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE CONVEYED ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE

CONTRIBUTION OF THE CONVEYED ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE CONVEYED ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES TO THIS AGREEMENT AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE CONVEYED ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

(b) To the extent that certain jurisdictions in which the Conveyed Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 4.2(a) immediately above shall also be applicable to the conveyances under such documents, except as otherwise provided in such document.

(c) The contributions of the Conveyed Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Conveyed Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Conveyed Assets.

(d) Each of the parties to this Agreement hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE V

FURTHER ASSURANCES

Section 5.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the parties to this Agreement agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (i) more fully assure that the applicable parties to this Agreement own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively vest in the applicable parties to this Agreement and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (iii) more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Conveyed Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a material breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the party to whom the applicable assets were intended to be conveyed (the “Beneficial Owner”) with respect to such portion of the Conveyed Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Conveyed Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any party to this Agreement. Each of the applicable parties to this Agreement that were involved with the conveyance of a Restriction Asset agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the Conveyed Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Conveyed Assets. In the event that any Restriction Asset exists, the applicable party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time. Notwithstanding the above and for purposes of clarity, it is the intention of all parties to this Agreement that beneficial ownership of any Conveyed Assets be conveyed upon the party receiving such Conveyed Assets, and that any party receiving any Conveyed Assets will receive all benefits, as well as all burdens, liabilities or other obligations, associated with such Conveyed Assets.

Section 6.2 Costs. ROC shall pay, or reimburse the other parties hereto for their payment of, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, ROC shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 6.1.

Section 6.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

Section 6.5 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Conveyed Assets are located, shall apply.

Section 6.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Conveyed Assets.

Section 6.10 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto and affected thereby.

Section 6.11 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments, along with all the related transactions contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

RAYONIER INC.

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

RAYONIER OPERATING COMPANY LLC

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

Signature Page to the

Contribution, Conveyance and Assumption Agreement